UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2021

Public Service Enterprise Group Incorporated

(Exact name of registrant as specified in its charter)

New Jersey	001-09120	22-2625848
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 Park Plaza

Newark,     New Jersey     07102

(Address of principal executive offices) (Zip Code)

973     430-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock without par value	PEG	New York Stock Exchange

Indicate by check mark whether any of the registrants is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if such registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders, held on April 20, 2021 (the “Annual Meeting”), the Stockholders of the Public Service Enterprise Group Incorporated (“PSEG”), upon the recommendation of the Board of Directors (the “Board”), approved the Public Service Enterprise Group Incorporated 2021 Long-Term Incentive Plan (the “2021 LTIP”) which replaces the Public Service Enterprise Group Incorporated 2004 Long-Term Incentive Plan.

The 2021 LTIP will be administered by the Organization and Compensation Committee of the Board (the “Committee”) or a designee thereof, and will enable the Committee to provide equity and incentive compensation to officers and other key employees of PSEG and its subsidiaries. Pursuant to the 2021 LTIP, PSEG may grant equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), restricted share awards, restricted stock units, performance stock units, performance shares or any combination thereof, in each case for the purpose of providing our officers, and other key employees, incentives and rewards for superior performance upon terms and conditions as further described in the 2021 LTIP. The 2021 LTIP will expire on April 20, 2031.

Subject to adjustment as described in the 2021 LTIP share counting rules, the total number of shares of PSEG common stock that are available for awards under the 2021 LTIP is 8,000,000. The aggregate number of shares available under the 2021 LTIP will be reduced by one share of common stock for every one share subject to an award granted under the 2021 LTIP, provided that any shares related to awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance, excluding shares withheld for tax obligations, of such shares, or are settled in cash in lieu of shares, shall be available again for grant under the 2021 LTIP.

The 2021 LTIP provides for a double trigger accelerated vesting for employees following a change in control, establishes a one-year minimum vesting period for awards and includes a requirement that all awards are subject to the “clawback” policy adopted by our Board. It also provides that no underwater stock options or SARs will be repriced without shareholder approval and that no stock options or SARs will be granted with an exercise price less than the fair market value of our common stock on the date of grant. This summary of the 2021 LTIP is qualified in its entirety by reference to the full text of the 2021 LTIP, which is attached hereto as Exhibit 99.1. A more detailed summary of the 2021 LTIP can be found in the PSEG’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission (“SEC”) on March 15, 2021.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting, proxies were solicited by PSEG pursuant to Regulation 14A under the Securities Act of 1934. There was no solicitation of proxies in opposition to management’s nominees as listed in the proxy statement.

All of management’s nominees were elected to the Board of Directors.

The advisory vote on executive compensation was approved.

The appointment of Deloitte & Touche LLP as PSEG’s independent auditor was ratified.

The 2021 Equity Compensation Plan for Outside Directors was approved.

The 2021 Long-Term Incentive Plan was approved.

Final results of the voting are provided below:

Proposal 1:
Election of Directors
Terms expiring in 2022	Votes For	Votes Against	Abstentions	Broker Non- Votes
Ralph Izzo	370,005,426	24,592,245	2,502,238	52,571,212
Shirley Ann Jackson	376,231,063	19,741,772	1,127,074	52,571,212
Willie A. Deese	384,126,607	11,761,620	1,211,682	52,571,212
David Lilley	383,914,913	11,999,879	1,185,117	52,571,212
Barry H. Ostrowsky	389,806,691	6,140,397	1,152,821	52,571,212
Scott G. Stephenson	393,870,167	2,047,594	1,182,148	52,571,212
Laura A. Sugg	394,122,058	1,840,446	1,137,405	52,571,212
John P. Surma	355,125,579	40,740,562	1,233,768	52,571,212
Susan Tomasky	389,579,990	6,359,144	1,160,775	52,571,212
Alfred W. Zollar	393,056,016	2,802,507	1,241,386	52,571,212

Proposal 2:	Votes For	Votes Against	Abstentions	Broker Non- Votes
Advisory Vote on the Approval of Executive Compensation	369,431,969	25,017,188	2,650,396	52,571,568

Proposal 3:	Votes For	Votes Against	Abstentions	Broker Non- Votes
Ratification of Appointment of Deloitte & Touche LLP as Independent Auditor	432,415,351	16,048,853	1,206,917	0

Proposal 4:	Votes For	Votes Against	Abstentions	Broker Non- Votes
2021 Equity Compensation Plan for Outside Directors	377,510,269	16,548,189	3,041,095	52,571,568

Proposal 5	Votes For	Votes Against	Abstentions	Broker Non- Votes
2021 Long-Term Incentive Plan	374,241,616	20,100,655	2,757,282	52,571,568

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1	Public Service Enterprise Group Incorporated 2021 Long-Term Incentive Plan

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature of the undersigned company shall be deemed to relate only to matters having reference to such company and any subsidiaries thereof.

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED (Registrant)

By:	/s/ Rose M. Chernick
ROSE M. CHERNICK
Vice President and Controller
(Principal Accounting Officer)

Date: April 22, 2021

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